SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): July 27, 2001


                        Commission File Number 0001067447


                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       31-1038896
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)
                            Telephone: (203) 961-1666
              (Registrant's telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets

                  As previously reported, on July 19, 2001, Derby Nederland B.V., an indirect subsidiary of The Derby Cycle Corporation (the "Company"), sold all of the issued and outstanding shares of its subsidiary, Koninklijke Gazelle B.V. ("Gazelle"), to Gazelle Holding B.V., a company controlled by Gilde Investment Management B.V. and located in The Netherlands (the "Gazelle Sale"). The purchase price was EUR 142.5 million in cash, less EUR 11.9 million of debt and taxes outstanding of Gazelle as of June 1, 2001, and subject to certain adjustments based on Gazelle's balance sheet as of June 1, 2001. EUR 10.0 million of the purchase price was placed in escrow, to be released to the Company upon the determination of certain contingencies.

                  The Company and Lyon Investments B.V., a subsidiary of the Company ("Lyon," and, together with the Company, the "Issuers"), under the terms of the indentures (as amended, the "Indentures") governing the Issuers' $100 million principal amount of 10% Senior Notes Due 2008 (the "USD Notes") and their DM110 million principal amount of 9-3/8% Senior Notes Due 2008 (the "DM Notes," and, together with the USD Notes, the "Notes"), have used portions of the proceeds of the Gazelle Sale to repay or collateralize all the outstanding amounts under the Company's DM 209.4 million ($93.9 million) senior secured revolving credit facility, which was terminated as a result of such repayment. Additionally, pursuant to the Indentures, the Issuers have retained the equivalent of $2.5 million for working capital and other corporate purposes. Expenses of the Gazelle Sale, amounting to the equivalent of $ 4.0 million were paid. The remaining net Gazelle Sale proceeds were delivered to the trustees under the Indentures. The trustees applied a portion of the net Gazelle Sale proceeds to make the interest payments on the Senior Notes that the Issuers had failed to make when due on May 15, 2001.

                  The Indentures also require the Issuers, after making the payments and retaining the funds as described above, to use any remaining proceeds of the Gazelle Sale (including certain amounts that are to be received post-closing) to make offers to repurchase a portion of the Notes. The Company and Lyon expect to commence on July 30, 2001 an offer to purchase for cash up to $14,058,000 principal amount of the outstanding USD Notes (the "USD Offer") and Lyon, on behalf of the Issuers, expects to commence on July 30, 2001, an offer to purchase up to DM31,486,000 principal amount of the outstanding DM Notes (together with the USD Offer, the "Offers"), with the remaining proceeds of the Gazelle Sale that the Issuers have received to date. Unless the Offers are extended, holders of Notes who wish to participate in the Offers will have to tender their Notes on or prior to September 11, 2001 and will be able to withdraw their tenders on or prior to September 13, 2001. The purchase date for the Offers is expected to be September 14, 2001, subject to extension. If the aggregate principal amount of all Notes tendered pursuant to the two Offers exceeds the remaining net proceeds from the Gazelle Sale, the Notes to be purchased by the Issuers from tendering holders will be reduced pro rata (based upon applicable exchange rates, and subject to the denomination requirements of the Notes). The Issuers expect the Offers to be oversubscribed. If all of the outstanding Notes are tendered, $9,427,000 principal amount of USD Notes and DM10,370,000 principal amount of DM Notes will be purchased (based upon current exchange rates). To the extent that the Issuers receive additional proceeds from the

Gazelle Sale, they may amend the Offers to increase the principal amount of Notes they will offer to purchase, or make additional offers to purchase Notes using such additional proceeds.

                  GAZELLE CONSTITUTED A SUBSTANTIAL PORTION OF THE CONSOLIDATED ASSETS AND OPERATING PROFITS OF THE COMPANY. IN VIEW OF THE GAZELLE SALE, NO ASSURANCE CAN BE GIVEN THAT ANY FUTURE PRINCIPAL OR INTEREST PAYMENTS ON THE NOTES WILL BE MADE. CONSEQUENTLY, EACH HOLDER OF NOTES WHICH ELECTS NOT TO PARTICIPATE IN THE OFFERS WILL LIKELY RECEIVE SUBSTANTIALLY SMALLER AGGREGATE PAYMENTS ON ITS NOTES THAN HOLDERS WHICH DO ELECT TO PARTICIPATE.

                  As previously reported in its filings, the Company has retained Lazard Freres & Co. L.L.C. ("Lazard") as its financial advisor. Lazard is exploring all alternatives available to the Company, including the sale of some or all remaining assets and operations. In addition, the Company has also been consulting with an informal committee of holders of more than 50% of the principal amount of the Notes. The Company is reviewing all of its alternatives. No assurance can be given that any sale or other alternative is feasible or can be successfully implemented.

                  STATEMENTS ABOUT FUTURE EVENTS AND THE COMPANY'S FUTURE PERFORMANCE INCLUDED IN THIS FORM 8-K ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS, SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND CURRENCY FLUCTUATIONS.

ITEM 7.  Financial Statements and Exhibits.

        (b)       PRO FORMA FINANCIAL INFORMATION

                  The following presents the Company's unaudited pro forma financial information for the year ended December 31, 2000 and as of and for the three months ended April 1, 2001. The pro forma statements of operations for the year ended December 31, 2001 and the three months ended April 1, 2001 give effect to the Gazelle Sale and the application of net proceeds, as if each had occurred at January 1, 2000. The unaudited pro forma balance sheet as of April 1, 2001 has been prepared as if the Gazelle Sale and the application of the net proceeds had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

                  The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Company's results would actually have been had these transactions actually occurred on the dates presented or to project the Company's results of operations or financial position for any future period. You should read the information set forth below together with (i) the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, including the notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is hereby incorporated by reference in this Form 8-K, and (ii) the Company's unaudited consolidated financial statements as of April 1, 2001 and for each of the three-month periods ended April 1, 2001 and 2000, including the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2001, which is hereby incorporated by reference in this Form 8-K.

                           THE DERBY CYCLE CORPORATION

              Unaudited Pro Forma Balance Sheet as at April 1, 2001
                             (Dollars in thousands)


ASSETS                                               HISTORICAL      DISPOSAL    PRO FORMA        NOTES     PRO FORMA
                                                                           OF    ADJUST-
                                                                      GAZELLE    MENTS
                                                   -----------   -----------    ----------        -----    ----------
CURRENT ASSETS:
     Cash and cash equivalents...................  $     7,756   $         -    $   34,662            1    $   42,418
     Receivables, net of allowances..............      118,488       (27,136)            -                     91,352
     Inventories.................................      116,856       (16,415)            -                    100,441
     Other current assets........................        7,790          (330)          649            2         8,109
                                                   -----------   -----------    ----------                 ----------
          Total current assets...................      250,890       (43,881)       35,311                    242,320

PROPERTY, PLANT AND EQUIPMENT, NET ..............       32,095        (3,935)            -                     28,160
INTANGIBLES, NET.................................       34,206             -        (3,665)           3        30,541
OTHER ASSETS.....................................           50             -             -                         50
PREPAID PENSION ASSETS...........................       62,052       (18,795)            -                     43,257
                                                   -----------   -----------    ----------                 ----------
          Total assets...........................      379,293       (66,611)       31,646                    344,328
                                                   ===========   ===========    ==========                 ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable............................       67,436       (10,027)            -                     57,409
     Accrued liabilities.........................       27,686        (6,111)            -                     21,575
     Income taxes payable........................        5,654        (5,692)        6,470            4         6,432
     Short term borrowings.......................       88,573       (12,921)      (63,339)           5        12,313
     Other current liabilities...................       16,165            75          (272)           6        15,968
                                                   -----------   -----------    ----------                 ----------
          Total current liabilities..............      205,514       (34,676)      (57,141)                   113,697
                                                   -----------   -----------    ----------                 ----------

OTHER LIABILITIES:
     Long term debt..............................      171,401             -       (14,436)           7       156,965
     Excess  of  assets  acquired  over  cost  of
          acquisitions...........................       12,106             -             -                     12,106
     Deferred income taxes.......................       20,139        (6,331)            -                     13,808
     Other liabilities...........................        5,340          (132)        8,541            8        13,749
                                                   -----------   -----------    ----------                 ----------
          Total liabilities......................      414,500       (41,139)      (63,036)                   310,325
PREFERRED STOCK WITH REDEMPTION RIGHTS...........      115,367             -             -                    115,367
STOCK RIGHTS.....................................       23,300             -             -                     23,300
SHAREHOLDERS' EQUITY (DEFICIT)...................     (173,874)      (25,472)       94,682            9      (104,664)
          Total liabilities, preferred stock
               with redemption rights and          -----------   -----------    ----------                 ----------
               shareholders' equity..............  $   379,293   $   (66,611)   $   31,646                 $  344,328
                                                   ===========   ===========    ==========                 ==========

                           THE DERBY CYCLE CORPORATION
         UNAUDITED PRO FORMA PREFERRED STOCK WITH REDEMPTION RIGHTS AND
               SHAREHOLDERS' EQUITY (DEFICIT) AS AT APRIL 1, 2001
                             (Dollars in thousands)

                                                                   HISTORICAL     DISPOSAL     PRO FORMA     PRO FORMA
                                                                                        OF     ADJUST-
                                                                                   GAZELLE     MENTS
                                                                   ----------     --------     ---------     ---------
PREFERRED STOCK WITH REDEMPTION RIGHTS, $0.01 PAR
     VALUE
25,000 shares authorized, issued & outstanding of
     Series A; 3,000 shares authorized, issued &
     outstanding of Series B; 100 shares
     authorized of Series C-1; 52,180 authorized
     shares of Series D, 12,000 shares issued &
     outstanding; 7,500 shares authorized of
     Series D-1, 7,410 issued & outstanding;
     30,000 authorized shares of Class C common
     stock, 23,080 issued and outstanding and
     2,500 Class C common stock warrants issued
     and outstanding .........................................   $ 115,367      $        -    $       -      $ 115,367
                                                                 =========      ==========    =========      =========

SHAREHOLDERS' EQUITY (DEFICIT):
     Class A common  stock, $0.01 par value, 200,000 shares
          authorized, 45,520 shares issued & outstanding.......  $       1      $        -    $       -      $       1
     Class B common stock, $0.01 par value, 15,000 shares
          authorized, nil shares issued & outstanding..........          -               -            -              -
     Additional paid-in capital................................     23,819               -            -         23,819
     Class A common stock warrants.............................          -               -            -              -
     Receivable from shareholders..............................     (1,112)              -            -         (1,112)
     Accumulated (deficit) surplus.............................   (180,700)        (28,074)      94,682       (114,092)
     Accumulated other comprehensive income (loss).............    (15,882)          2,602            -        (13,280)
                                                                 ---------      ----------    ---------      ---------
          Total shareholders' equity (deficit).................  $(173,874)     $  (25,472)   $  94,682      $(104,664)
                                                                 =========      ==========    =========      =========

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS AS AT APRIL 1, 2001.

1)       Cash:

         a)       Held in escrow to cover estimated future warranty claims
                  $8,541,000.

         b) Allocated to pay interest payments due on the Senior Notes of $7,394,000 on May 15, 2001.

         c) Retained by Lyon Investments B.V. in accordance with the Gazelle sale agreement $2,552,000.

         d)       Allocated to pay taxes due on gain on sale, $2,567,000.

         e) Tax liability assumed by Gilde and paid to Vendor on disposal, $3,903,000.

         f) Collaterization of ancillary bank facilities $9,705,000. The total amount collateralized was $10,086,000, of which the return of $381,000 has been agreed with the banks holding the collateral and so has been included in the re-purchase of Senior Notes in these pro forma financial statements. However, the return of cash collateral had not been received by the trustee under the indentures at the time of calculating Net Available Cash, and has not been included in the Offers. As cash collateral is released by the banks who hold it, it will be applied to increasing the amount of the Offers or to make additional offers to repurchase the Senior Notes.

2)       Offset of group balances

3) Write-off of deferred financing costs relating to the early extinguishment of the Revolving Credit Facility and a portion of the Senior Notes.

4) Taxes due on disposal of $2,567,000 and $3,903,000 re 1(d) and (e) above.

5) Repayment of Revolving Credit Facility from proceeds of sale. Since April 1, 2001 the Company has also repaid $11,152,000 of seasonal advances under the Revolving Credit Facility.

6) Offset of group balances of $649,000 less elimination of $921,000 accrued interest due on the Senior Notes repurchased under the Offers.

7)       Senior Note repurchased under the Offers.

8)       Estimated future warranty claims.

9)       Gain on disposal (dollars thousand)

         Gazelle equity.................        $ (25,476)
         Pro forma adjustments..............       94,682
                                                ---------
         Gain on disposal                       $  69,206
                                                =========

                           THE DERBY CYCLE CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000
                             (Dollars in thousands)

                                                     HISTORICAL      DISPOSAL    PRO FORMA         NOTES     PRO FORMA
                                                                           OF    ADJUST-
                                                                      GAZELLE    MENTS
                                                   ------------      --------   ----------         -----     ---------
NET REVENUES ....................................  $   526,724     $(128,834)   $        -                  $ 397,890
COST OF GOODS SOLD..............................      (412,530)       94,475             -                   (318,055)
                                                   -----------     ---------    ----------                  ---------
         Gross profit............................      114,194       (34,359)                                  79,835
                                                   -----------     ---------    ----------                  ---------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.....     (121,831)       16,198          (262)           1      (105,895)
Restructuring charge.............................         (783)            -             -                       (783)
Non-recurring items..............................       (1,309)            -             -                     (1,309)
Impairment of property, plant and equipment......         (989)            -             -                       (989)
Gain  on  dispositions  of  property,  plant  and
     equipment...................................         1,632             -            -                      1,632
                                                   -----------     ---------    ----------                  ---------
         Operating income........................       (9,086)      (18,161)         (262)                   (27,509)
                                                   -----------     ---------    ----------                  ---------
OTHER INCOME (EXPENSE):
      Interest expense...........................      (31,462)        2,237         7,542            2       (21,683)
      Interest income............................          398        (2,041)        2,565            3           922
      Other income (expense), net................        1,938          (206)            -                      1,732
                                                   -----------     ---------    ----------                  ---------
         Loss from continuing operations before
              income taxes.......................      (38,212)      (18,171)        9,845                    (46,538)
PROVISION FOR INCOME TAXES.......................       (5,290)        6,520        (1,841)           4          (611)
                                                   -----------     ---------    ----------                  ---------
         Loss from continuing operations.........  $   (43,502)    $ (11,651)   $    8,004                  $ (47,149)
                                                   ===========     =========    ==========                  =========

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2000.

1)       Elimination of group income from Gazelle

2)       Interest:

         a) On Offers of $14,436,000 principal amount of Senior Notes at an average interest rate of 9.75% per annum of $1,408,000 eliminated.

         b) On the Revolving Credit Facility repayment calculated at 7.75% per annum of $4,617,000 eliminated.

         c) Expense representing the amortization of deferred financing costs, related to the repurchased Senior Notes and repaid Revolving Credit Facility, of $3,535,000 eliminated.

         d)       Offset of group interest of $2,018,000.

3) Additional interest income of $547,000 on cash collateral and escrow accounts calculated at 3% per annum and $2,018,000 offset of group interest.

4)       Effect of removal of Gazelle from Dutch fiscal unity.

                           THE DERBY CYCLE CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE 3 MONTHS ENDED APRIL 1, 2001
                             (Dollars in thousands)

                                                     HISTORICAL      DISPOSAL    PRO FORMA         NOTES     PRO FORMA
                                                                           OF    ADJUST-
                                                                      GAZELLE    MENTS
                                                     ----------    ----------    ---------         -----     ---------
NET REVENUES ....................................    $ 134,852     $ (43,375)   $        -                 $   91,477
COST OF GOODS SOLD..............................      (101,815)       31,594             -                    (70,221)
                                                   -----------     ---------    ----------                  ---------
         Gross profit............................       33,037       (11,781)            -                     21,256
                                                   -----------     ---------    ----------                  ---------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.....      (28,590)        4,731          (109)           1       (23,968)
Restructuring charge.............................       (1,657)            -             -                     (1,657)
Non-recurring items..............................       (1,032)            -             -                     (1,032)
Impairment of property, plant and equipment......         (621)            -             -                       (621)
Gain on dispositions of property, plant and
     equipment...................................            5             -             -                          5
                                                   -----------     ---------    ----------                  ---------
         Operating income........................        1,142        (7,050)         (109)                    (6,017)
                                                   -----------     ---------    ----------                  ---------
OTHER INCOME (EXPENSE):
      Interest expense...........................       (7,948)          686         1,980            2        (5,282)
      Interest income............................          119          (528)          660            3           251
      Other income (expense), net................          246             -             -                        246
                                                   -----------     ---------    ----------                  ---------
         Loss from continuing operations before
              income taxes.......................       (6,441)       (6,892)        2,531                    (10,802)
PROVISION FOR INCOME TAXES.......................       (2,838)        2,405           (23)           4          (456)
                                                   -----------     ---------    ----------                  ---------
         Loss from continuing operations.........  $    (9,279)    $  (4,487)   $    2,508                  $ (11,258)

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE 3 MONTHS ENDED APRIL 1, 2001.

1)       Elimination of group income from Gazelle.

2)       Interest:

         a) On Offers of $14,436,000 principal amount of Senior Notes at an average interest rate of 9.75% per annum of $352,000 eliminated.

         b) On the Revolving Credit Facility repayment calculated at 8.50% per annum of $1,533,000 eliminated.

         c) Expense representing amortization of deferred financing costs, related to the repurchased Senior Notes and repaid Revolving Credit Facility, of $618,000 eliminated.

         d)       Offset of group interest of $523,000.

3) Additional interest income of $137,000 on cash collateral and escrow accounts calculated at 3% per annum and $523,000 offset of group interest.

4)       Effect of removal of Gazelle from Dutch fiscal unity.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Vice President and
                                                Corporate Controller


Dated:  July 27, 2001